Terra Industries Inc.
                                  ------------                 600 Fourth Street
[LOGO]                            Exhibit 99.1                     P.O. Box 6000
                                  ------------         Sioux City, IA 51102-6000
                                                       Telephone: (712) 277-1340
                                                         Telefax: (712) 277-7383
                                                         www.terraindustries.com
================================================================================
                                      NEWS
================================================================================
For immediate release                                    Contact: Mark Rosenbury
                                                                  (712) 279-8756

               TERRA INDUSTRIES INC. REPORTS THIRD QUARTER RESULTS

Sioux City, Iowa (Oct. 30, 2003)--Terra Industries Inc. (NYSE symbol: TRA) announced today a net loss of $4.5 million, or $.06 per share, on revenues of $325 million for the third quarter ended Sept. 30, 2003. This compares to the 2002 third quarter loss from continuing operations of $1.9 million, or $.03 per share, on revenues of $259 million. The 2002 third quarter also included an $11 million, or $.15 per share, loss from discontinued operations resulting in a net loss of $12.9 million, or $.18 per share.

For the 2003 first nine months, Terra posted a net loss of $50.0 million, or $.66 per share, on revenues of $984 million compared to a net loss of $236.5 million, or $3.14 per share, on revenues of $772 million in the comparable 2002 period. The 2003 loss, excluding a second quarter $27.0 million charge for "Impairment of long-lived assets" (representing a $53.1 million impairment charge to operating income less $9.9 million allocated to minority interest and a $16.2 million income tax benefit), was $23.0 million. This compares to a $19.5 million loss from continuing operations for the 2002 first nine months. Results for the 2002 first nine months also included an $11 million, or $.15 per share, loss from discontinued operations and a $206.0 million, or $2.74 per share, charge for the cumulative effect of a change in accounting principle.

The $53.1 million charge for the impairment of long-lived assets represents the carrying value of Terra's Blytheville, Ark. facility's long-lived assets that may not be realized from ongoing operations. Terra suspended Blytheville's production at the beginning of the 2003 third quarter because of continuing high natural gas costs and the seasonal decline in nitrogen fertilizer demand and prices. Although Terra has taken an impairment charge for the Blytheville assets, it resumed Blytheville's production on Sept. 29 and expects to operate the facility through at least April 2004.

Cash from operations, before working capital changes, was $21.0 million in the 2003 third quarter compared to $13.5 million in the 2002 third quarter. Terra had at Sept. 30, 2003, cash and short-term investments totaling $21.3 million and no borrowings under its revolving credit facility that expires in June 2005. Borrowing availability under Terra's revolving credit facility was $102 million at Sept. 30, 2003.

The Nitrogen Products business segment recorded revenues of $277 million and operating income of $9.4 million for the quarter, compared with revenues of $211 million and operating income of $4.2 million for the 2002 third quarter. For the 2003 first nine months, Nitrogen Products posted revenues of $822 million and, excluding the $53.1 million impairment charge, operating income of $1.3 million, compared with revenues of $654 million and operating income of $7.1 million in 2002.

The $5.2 million improvement in third quarter Nitrogen Products results compared to the 2002 third quarter was due to higher product selling prices, partially offset by higher natural gas costs. Ammonia, nitrogen solutions, ammonium nitrate and urea selling prices for the 2003 third quarter were 56, 34, 19 and 43 percent higher, respectively than 2002 third quarter prices. These higher prices reflect improved worldwide nitrogen supply/demand balances. Natural gas unit costs for the quarter, net of about $2.6 million of cost increases due to forward purchase contracts, were 60 percent higher than in the 2002 third quarter.

Nitrogen Products' operating income for the 2003 first nine months results was less than in the comparable 2002 period as the natural gas cost increase exceeded the selling price increases. Natural gas unit costs, net of about $3.1 million of cost reductions realized from forward purchase contracts, increased 68 percent when compared to the 2002 period. Ammonia, nitrogen solutions, ammonium nitrate and urea selling prices were 59, 35, 13 and 45 percent higher, respectively.

The Methanol business segment reported 2003 third quarter revenues of $47 million and an operating loss of $1.1 million, compared with 2002 third quarter revenues of $47 million and operating income of $6.7 million. The profit decrease was due to higher natural gas costs and lower sales volumes, partially offset by a 23 percent increase in methanol selling prices. Methanol's third quarter natural gas unit costs, net of about $1.0 million in cost increases due to forward purchase contracts, increased 65 percent.

Methanol's operating income for the 2003 first nine months was about the same as that realized in the comparable 2002 period. A 61 percent increase in methanol selling prices was offset by higher natural gas costs, which, net of about $1.2 million of cost reductions realized from forward purchase contracts, increased 82 percent.

Terra's forward purchase contracts at Sept. 30, 2003, fixed prices for 26 percent of its next 12 months' natural gas needs at about $12.8 million above the published forward market prices at that date.

"Nitrogen product demand and selling prices have proved to be stronger than we anticipated when we reported our second quarter results, and natural gas prices have moderated," said Michael L. Bennett, Terra's President and CEO. "Our liquidity improved during the quarter because of our cash earnings, cost-saving initiatives and customer prepayments, primarily for nitrogen to be applied in the fourth quarter.

"Should these market conditions continue," Bennett said, "we anticipate operating all our facilities, with the possible exception of Blytheville, at levels necessary to meet the customer demand we anticipate for the balance of the 2003/2004 fertilizer year. We also expect to meet the covenants of our bank agreements for that period. Nonetheless, natural gas prices and product demand continue to be concerns, as substantial increases in our feedstock costs or significantly reduced demand could impair our operations and finances. To offset some of these effects, our natural gas forward pricing positions are concentrated on upcoming winter months with forward positions for more than 50 percent of our needs through next January. We expect to increase these winter positions when prices permit."

Terra management will conduct a conference call to discuss these third quarter results on Oct. 30, 2003 beginning at 3:00 EST. A live webcast of the conference call will be available from Terra's web site at www.terraindustries.com, and will be archived for playback for three months.

Terra Industries Inc., with 2002 revenues of $1 billion, is a leading international producer of nitrogen products and methanol.

This news release may contain forward-looking statements, which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about Terra Industries Inc.'s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements is set forth in Terra Industries Inc.'s most recent report on Form 10-K and Terra Industries Inc.'s other documents on file with the Securities and Exchange Commission. Terra Industries Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.


                                      # # #


Note: Terra Industries' news announcements are also available on its web site, www.terraindustries.com.



                                 (Tables follow)

                                        TERRA INDUSTRIES INC.
                                  SUMMARIZED RESULTS OF OPERATIONS
                                             (unaudited)


                                                         Three Months Ended                  Nine Months Ended
                                                            September 30,                      September 30,
                                                   ------------------------------     ------------------------------
(in thousands except per-unit amounts)                  2003             2002             2003             2002
                                                   ------------      ------------     ------------      ------------

REVENUES
     Nitrogen products                             $   277,292       $   211,103      $   821,577       $   653,753
     Methanol                                           47,025            46,772          160,992           116,928
     Other, net of intercompany eliminations               525               799            1,361             1,051
                                                   ------------      ------------     ------------      ------------
                                                   $   324,842       $   258,674      $   983,930       $   771,732
                                                   ============      ============     ============      ============
OPERATING INCOME (LOSS)
     Nitrogen products                             $     9,355       $     4,241      $   (51,757)      $     7,111
     Methanol                                           (1,083)            6,696            3,659             3,782
     Other expense--net                                 (2,368)           (1,137)          (5,166)           (1,871)
                                                   ------------      ------------     ------------      ------------
                                                         5,904             9,800          (53,264)            9,022

     Interest income                                        48               116              429               277
     Interest expense                                  (13,829)          (13,408)         (41,664)          (40,052)
     Minority interest                                     234              (492)          12,902            (1,777)
     Income tax benefit                                  3,094             2,048           31,615            13,012
                                                   ------------      ------------     ------------      ------------
     Loss from continuing operations                    (4,549)           (1,936)         (49,982)          (19,518)
   Loss from discontinued operations                        --           (11,000)              --           (11,000)
     Cumulative effect of change in
       accounting principle                                 --                --               --          (205,968)
                                                   ------------      ------------     ------------      ------------
Net loss                                           $    (4,549)      $   (12,936)     $   (49,982)      $  (236,486)
                                                   ============      ============     ============      ============

BASIC AND DILUTED LOSS PER SHARE:
     Loss from continuing operations               $     (0.06)      $     (0.03)     $     (0.66)      $     (0.25)
   Discontinued operations                                   --            (0.15)               --            (0.15)
   Cumulative effect of change in
       accounting principle                                  --                --               --            (2.74)
                                                   ------------      ------------     ------------      ------------
Loss per Share                                     $     (0.06)      $     (0.18)     $     (0.66)      $     (3.14)
                                                   ============      ============     ============      ============

Weighted average shares outstanding                     75,726            75,468           75,602            75,276
                                                   ============      ============     ============      ============



Because of the seasonal nature and effects of weather-related conditions in several of Terra's marketing areas, results of operations for any single reporting period should not be considered indicative of results for a full year.

                                                         TERRA INDUSTRIES INC.
                                                     SUMMARIZED FINANCIAL POSITION
                                                            (in thousands)
                                                              (unaudited)


                                                                            September 30,
                                                          -------------------------------------------
                                                               2003                           2002
                                                          -------------                 -------------

ASSETS
Cash and short-term investments                           $      21,278                 $      41,879
Accounts receivable, less allowance for doubtful
  accounts of $156 and $436                                     107,450                        97,455
Inventories                                                      87,599                        86,838
Other current assets                                             32,835                        30,528
                                                          -------------                 -------------
     Total current assets                                       249,162                       256,700
Property, plant and equipment, net                              706,610                       792,182
Deferred plant turnaround costs                                  26,029                        23,287
Other assets                                                     35,194                        30,147
                                                          -------------                 -------------
     Total assets                                         $   1,016,995                 $   1,102,316
                                                          =============                 =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Debt due within one year                                  $         152                 $         140
Customer prepayments                                             23,704                         6,612
Other current liabilities                                       156,581                       114,826
                                                          -------------                 -------------
     Total current liabilities                                  180,437                       121,578
                                                          -------------                 -------------

Long-term debt and capital lease obligations                    402,242                       400,394
Deferred income taxes                                            27,942                        99,626
Other liabilities                                               108,403                        80,898
Minority interest                                                84,777                       100,021
                                                          -------------                 -------------
     Total liabilities and minority interest                    803,801                       802,517

Stockholders' Equity                                            213,194                       299,799
                                                          -------------                 -------------
     Total liabilities and stockholders' equity           $   1,016,995                 $   1,102,316
                                                          =============                 =============


                                                         TERRA INDUSTRIES INC.
                                                         SUMMARIZED CASH FLOWS
                                                            (in thousands)
                                                              (unaudited)



                                                         Three Months Ended                  Nine Months Ended
                                                            September 30,                      September 30,
                                                   ------------------------------     ------------------------------
                                                        2003             2002             2003             2002
                                                   ------------      ------------     ------------      ------------

Loss from operations                               $    (4,549)      $    (1,936)     $   (49,982)      $   (19,518)
Non-cash charges and credits:
     Impairment of long-lived assets                        --                --           53,091                --
     Depreciation and amortization                      26,493            26,804           82,041            78,977
     Deferred income taxes                                (662)          (11,903)         (33,806)          (12,854)
     Minority interest in earnings (loss)                 (234)              492          (12,902)            1,777
Change in current assets and liabilities                24,608            28,461          (39,267)           49,871
                                                   ------------      ------------     ------------      ------------
     Net cash flows from operating activities           45,656            41,918             (825)           98,253
Purchase of property, plant and equipment               (1,213)           (7,579)          (7,074)          (16,589)
Plant turnaround costs                                    (345)           (6,998)         (20,666)          (15,052)
Debt borrowings (repayments)                           (36,679)              (33)              --           (36,068)
Deferred financing costs                                  (443)               --           (8,581)               --
Distributions to minority interests                         --                --           (1,153)               --
Other                                                    1,934             1,853            1,098             4,210
                                                   ------------      ------------     ------------      ------------
Increase (Decrease) in cash and
     short-term investments                              8,910            29,161          (37,201)           34,754
Cash and short-term investments at
     beginning of period                                12,368            12,718           58,479             7,125
                                                   ------------      ------------     ------------      ------------
Cash and short-term investments at
     end of period                                 $    21,278       $    41,879      $    21,278       $    41,879
                                                   ============      ============     ============      ============



                                                         TERRA INDUSTRIES INC.
                                                        SUMMARIZED INFORMATION
                                                            (in thousands)


                                                         Three Months Ended                  Nine Months Ended
                                                            September 30,                      September 30,
                                                   ------------------------------     ------------------------------
                                                        2003             2002             2003             2002
                                                   ------------      ------------     ------------      ------------

OTHER FINANCIAL DATA
     Cost of sales                                 $   308,554       $   238,546      $   954,659       $   733,900
     (includes depreciation and amortization)
     Selling, general & administrative expense          10,384            10,328           29,444            28,810
     (includes depreciation and amortization)
     Impairment of long-lived assets                        --                --           53,091                --


VOLUMES AND PRICES

                                                                     Three months Ended September 30,
                                                   -----------------------------------------------------------------
                                                                   2003                           2002
                                                   --------------------------------     ----------------------------
                                                         Sales           Average            Sales        Average
                                                        Volumes        Unit Price(1)       Volumes     Unit Price(1)
                                                   --------------   ---------------     -------------  -------------
Ammonia (tons)                                             334           $   219              354        $  140
Nitrogen solutions (tons)                                  994                98              967            73
Urea (tons)                                                 73               180              138           126
Ammonium nitrate (tons)                                    269               141              239           118
Methanol (gallons)                                      68,274              0.69           83,777          0.56

NATURAL GAS COSTS(2)
North America                                                       $5.14                         $3.04
United Kingdom                                                      $2.59                         $2.12

                                                                      Nine months Ended September 30,
                                                   -----------------------------------------------------------------
                                                                   2003                           2002
                                                   --------------------------------     ----------------------------
                                                         Sales           Average            Sales        Average
                                                        Volumes        Unit Price(1)       Volumes     Unit Price(1)
                                                   --------------   ---------------     -------------  -------------
Ammonia (tons)                                           1,012           $   224            1,147        $  141
Nitrogen solutions (tons)                                2,843                97            2,904            72
Urea (tons)                                                397               170              482           117
Ammonium nitrate (tons)                                    686               135              690           119
Methanol (gallons)                                     217,952              0.74          255,422          0.46

NATURAL GAS COSTS(2)
North America                                                       $5.28                         $2.93
United Kingdom                                                      $2.98                         $2.33

(1)  After deducting outbound freight costs
(2)  Per MMBtu. Includes all transportation and other logistical costs and any gains or losses on financial derivatives related to natural gas purchases.


Because of the seasonal nature and effects of weather-related conditions in several of its marketing areas, results of operations for any single reporting period should not be considered indicative of results for a full year.